Exhibit 99.1

United Online Reports Fourth Quarter and Full Year 2011 Results

  Total Quarterly Revenues of $217.9 Million, Operating Income of $23.7 Million and Adjusted OIBDA of $47.0 Million
  Quarterly Operating Cash Flow of $39.4 Million and Free Cash Flow of $35.2 Million
  FTD Quarterly Segment Revenues and Adjusted OIBDA Increase Year Over Year for Fourth Consecutive Quarter

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--February 22, 2012--United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer products and services over the Internet, today reported financial results for its fourth quarter and year ended December 31, 2011.

“Consolidated adjusted OIBDA was at the high end of our guidance range for the quarter, and consolidated revenues were within our guidance range,” said Mark R. Goldston, Chairman, President and Chief Executive Officer of United Online. “FTD delivered year-over-year growth for the fourth consecutive quarter. For the quarter, FTD revenues were $143.3 million and segment adjusted OIBDA was $21.8 million, increases of 2% and 12%, respectively, compared to the fourth quarter of 2010. For the full year 2011, FTD revenues were $587.2 million and segment adjusted OIBDA was $83.5 million, increases of 6% and 11%, respectively, compared to 2010.”

“In November 2011, we announced that we will begin selling 4G high-speed mobile broadband Internet access nationwide under the NetZero brand,” Goldston added. “We anticipate launching our affordably-priced 4G mobile broadband service to consumers by the end of the first quarter.”

“With regard to Memory Lane, 2011 was a year of testing and analysis. The results have led us to conclude that our domestic high school nostalgia focus continues to resonate with our members and that, of all the new nostalgic content we have offered to consumers, our digital yearbooks initiative has been the primary content offering that has driven engagement as well as subscriptions. We now have nearly 115,000 yearbooks on our site and expect to have 200,000 by year-end 2012, which we estimate will give us coverage of over 50% of the U.S. over-40 population. Based on this, we are implementing a number of yearbook-based initiatives during 2012 that are designed to increase engagement as well as to position us for growth in revenues and pay subscribers in the future,” said Goldston.

Added Neil P. Edwards, Executive Vice President and Chief Financial Officer, “United Online generated $35.2 million in free cash flow during the quarter and $90.0 million during the year, helping to increase our cash and cash equivalents to $136 million and reduce net debt to $125 million. In January 2012, we declared a cash dividend of $0.10 per share, our 28th consecutive quarterly cash dividend.”

Summary Results for Fourth Quarter Ended December 31, 2011:

The following table summarizes key financial results for the fourth quarter ended December 31, 2011:

	(in millions, except per share amounts and percentages)
Financial Highlights	Q4 2011	Q4 2010	% Change
FTD revenues	$143.3	$140.2	2%
Content & Media revenues	45.7	53.3	(14%)
Communications revenues	29.3	39.7	(26%)
Intersegment eliminations	(0.3)	(0.5)	36%
Consolidated revenues	$217.9	$232.6	(6%)

GAAP operating income	$23.7	$31.4	(25%)

Adjusted OIBDA(1)	$47.0	$53.4	(12%)

GAAP net income attributable to common stockholders	$12.5	$15.5	(19%)
GAAP diluted net income per common share	$0.14	$0.18	(22%)

Adjusted net income attributable to common stockholders(2)	$22.7	$26.5	(14%)
Adjusted diluted net income per common share(2)	$0.25	$0.30	(17%)
  Consolidated revenues were $217.9 million, a decrease of 6% versus the year-ago quarter.
  GAAP operating income was $23.7 million, a decrease of 25% versus the year-ago quarter.
  Adjusted OIBDA(1) was $47.0 million, a decrease of 12% versus the year-ago quarter.
  The company recorded $4.9 million in restructuring and other exit costs related to cost reduction initiatives at each of the segments and to the departure of the company’s former chief financial officer.
  Interest expense was $3.5 million, down 41% from the year-ago quarter, driven by reduced interest rates resulting from the June 2011 refinancing of FTD’s credit facility and lower average debt outstanding.
  Our effective income tax rate was 39%, versus 38% in the year-ago quarter.
  GAAP diluted net income per common share was $0.14, down 22% compared to the year-ago quarter.
  Adjusted diluted net income per common share(2) was $0.25, versus $0.30 in the year-ago quarter.

Cash Flows, Balance Sheet and Dividend Highlights:

  Cash flows from operating activities and free cash flow(3) for the quarter ended December 31, 2011 were $39.4 million and $35.2 million, respectively, decreases of 19% and 14%, respectively, versus the year-ago quarter.
  Cash and cash equivalents at December 31, 2011 increased by $23.3 million to $136.1 million from $112.8 million at September 30, 2011.
  Net debt at December 31, 2011 was $125.0 million, a decrease of $23.8 million from September 30, 2011. The company defines net debt as total debt, net of discounts, less cash and cash equivalents.
  The company paid $9.3 million in cash dividends during the quarter.
  In January 2012, the company’s Board of Directors declared a quarterly cash dividend of $0.10 per share that is payable on February 29, 2012 to stockholders of record on February 14, 2012.

Segment Financial Results for 2010 Revised to Conform to Current Year Presentation:

Effective the first quarter of 2011, the company modified its segment reporting to separately report unallocated corporate expenses. Previously, such expenses were fully allocated to the company’s reportable segments. The company has revised prior periods to conform to the current year presentation.

Segment Results for Fourth Quarter Ended December 31, 2011:

FTD:

	(in millions, except percentages and metrics)
Financial Highlights	Q4 2011	Q4 2010	% Change
Products revenues	$114.5	$109.8	4%
Services revenues	28.8	30.2	(5%)
Advertising revenues	-	0.1	N/A
Segment revenues	$143.3	$140.2	2%

Segment income from operations	$19.9	$18.3	9%
Segment adjusted OIBDA(1)	$21.8	$19.5	12%
as a % of segment revenues(1)	15.2%	13.9%

Metrics Highlights	Q4 2011	Q4 2010	% Change
Consumer orders(4) (in thousands)	1,615	1,612	-
Average order value(4)	$62.31	$60.43	3%

British Pound / U.S. Dollar exchange rate (average)	1.57	1.58	-
  Segment revenues were $143.3 million, an increase of 2% versus the year-ago quarter.
  Segment adjusted OIBDA(1) was $21.8 million, an increase of 12% versus the year-ago quarter.
  Consumer orders(4) were 1.6 million, unchanged versus the year-ago quarter.
  Average order value(4) (“AOV”) was $62.31, an increase of 3% versus an AOV of $60.43 in the year-ago quarter.

Content & Media:

	(in millions, except percentages and metrics)
Financial Highlights	Q4 2011	Q4 2010	% Change
Products revenues	$0.5	$-	N/A
Services revenues	28.4	33.7	(16%)
Advertising revenues	16.8	19.6	(14%)
Segment revenues	$45.7	$53.3	(14%)

Segment income from operations	$12.6	$15.8	(20%)
Segment adjusted OIBDA(1)	$14.9	$17.0	(13%)
as a % of segment revenues(1)	32.5%	32.0%

Metrics Highlights	Q4 2011	Q4 2010	% Change
Segment pay accounts(5) (in thousands)	3,484	4,499	(23%)
Net quarterly decline in segment pay accounts(5) (in thousands)	(296)	(296)	-
Segment active accounts(5) (in millions)	10.3	13.7	(25%)
ARPU(6)	$2.60	$2.42	7%

Euro / U.S. Dollar Exchange Rate (average)	1.35	1.36	(1%)
  Segment revenues were $45.7 million, a decrease of 14% versus the year-ago quarter.
  Segment adjusted OIBDA was $14.9 million, a decrease of 13% versus the year-ago quarter.
  Segment pay accounts at December 31, 2011 were 3.5 million, a decrease of 23% versus December 31, 2010.

Communications:

	(in millions, except percentages and metrics)
Financial Highlights	Q4 2011	Q4 2010	% Change
Services revenues	$22.6	$30.2	(25%)
Advertising revenues	6.7	9.5	(30%)
Segment revenues	$29.3	$39.7	(26%)

Segment income from operations	$14.1	$18.6	(24%)
Segment adjusted OIBDA(1)	$15.3	$21.2	(28%)
as a % of segment revenues(1)	52.3%	53.5%

Metrics Highlights	Q4 2011	Q4 2010	% Change
Segment pay accounts(5) (in thousands)	794	1,020	(22%)
ARPU(6)	$9.09	$9.46	(4%)

  Segment revenues were $29.3 million, a decrease of 26% versus the year-ago quarter.
  Segment adjusted OIBDA was $15.3 million, a decrease of 28% versus the year-ago quarter.
  Segment pay accounts at December 31, 2011 were 0.8 million, a decrease of 22% versus 1.0 million at December 31, 2010.

Unallocated Corporate Expenses:

For the quarter ended December 31, 2011, the impact of unallocated corporate expenses on consolidated adjusted OIBDA was $5.0 million, compared to $4.4 million in the year-ago quarter. The increase primarily related to the structure of the 2011 Management Bonus Plan as a cash-based rather than stock-based plan.

Business Outlook:

The following forward-looking information includes certain of the projections made by management as of the date of this press release. The company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

First Quarter 2012 Guidance:

First Quarter 2012 (in millions)	Guidance
Revenues	$238.0 - $243.0
Adjusted OIBDA(1)	$31.0 - $35.0
First Quarter 2012 Supplemental Information (in millions)	Guidance
Net interest expense	$3.1
Shares used to calculate diluted net income per common share	90.0
Shares used to calculate adjusted diluted net income per common share(2)	90.2

The table below reconciles the company’s guidance for operating income, a GAAP measure, to adjusted OIBDA.

First Quarter 2012 (in millions)	Guidance
Operating Income	$12.9 - $16.9
Depreciation	$6.6
Amortization of intangible assets	$7.9
Stock-based compensation	$3.6
Adjusted OIBDA(1)	$31.0 - $35.0

Investor Conference Call on February 22, 2012 at 5:00 p.m. ET (2:00 p.m. PT):

United Online will host a conference call on Wednesday, February 22, 2012 at 5:00 p.m. ET (2:00 p.m. PT) to discuss its financial results for the fourth quarter and year ended December 31, 2011. The conference call dial-in number is 888-417-8465 for domestic participants and 719-325-2397 for international participants. The passcode is 6406579. Alternatively, a live webcast of the conference call, along with a presentation containing financial highlights for the fourth quarter and year ended December 31, 2011, can be accessed within the Investor Relations section of the company’s website at www.unitedonline.com.

The presentation and a replay of the broadcast will also be available for seven days following the call on the company’s website, or by dialing 888-203-1112 (or 719-457-0820 outside of the United States) and the replay passcode, 6406579.

Non-GAAP Measures:

In evaluating the company's performance, management uses one or more of the following measures that are not determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"): adjusted OIBDA, adjusted net income, adjusted basic and diluted net income per common share, and free cash flow. These measures are adjusted to exclude certain non-cash expenses such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets. In addition, these measures are adjusted to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company's business operations or are not reflective of the company's core results over time. These items may include recurring as well as non-recurring items. These adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. For example, certain restructuring and other exit costs may be considered recurring given the company's ongoing efforts to be more cost effective and efficient, certain litigation or dispute settlement charges or gains may be viewed as recurring given that the company is continually involved in, and resolving, litigation, arbitration, investigations, disputes and similar matters, and certain transaction-related costs may be deemed recurring given the company's regular evaluation of potential transactions. Notwithstanding that certain charges, costs or gains may be considered recurring, in order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges, costs or gains because they are not reflective of the company's core results and tend to vary based on timing, frequency and magnitude.

Restructuring and Other Exit Costs — Restructuring and other exit costs consist primarily of employee termination costs, facility closure and relocation costs and contract termination costs.

Litigation or Dispute Settlement Charges or Gains — These charges or gains include estimated losses for which we have established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the company related to such matters are also included in these adjustments.

Transaction-Related Costs — The company excludes certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, and financing transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. The compensation expenses may include transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees.

Definitions of Non-GAAP Measures:

(1) Adjusted operating income before depreciation and amortization ("adjusted OIBDA") is defined by the company as operating income before depreciation; amortization; stock-based compensation; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and impairment of goodwill, intangible assets and long-lived assets. The company's definition of adjusted OIBDA has been modified from time to time. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company's core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company's financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company's performance. The company's board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company's management. Adjusted OIBDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company's business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company's workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term "adjusted OIBDA" does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company's performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income, directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income is provided in the accompanying tables. In addition, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in our financial results for the foreseeable future.

Adjusted OIBDA for each of the company's segments is defined by the company as segment income from operations, as set forth in the company's Forms 10-K and Forms 10-Q, before stock-based compensation, restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and the impairment of goodwill, intangible assets and long-lived assets. The company's definition of adjusted OIBDA for each of the company's segments has been modified from time to time. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (i) certain non-cash expenses (such as stock-based compensation, and the impairment of goodwill, intangible assets and long-lived assets); and (ii) expenses that are not reflective of the segment's core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), these measures provide investors with additional useful information to evaluate the company's segment financial performance, particularly with respect to changes in performance from period to period. Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with these measures is that they do not include stock-based compensation expenses related to the company's workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and impairment charges related to an operating segment. Management compensates for this limitation by providing supplemental information about such charges, gains and costs by segment within its financial press releases and SEC filings, when applicable. A reconciliation to segment income from operations, its most comparable GAAP measure, is provided in the accompanying tables.

(2) Adjusted net income is defined by the company as net income before the after-tax effect of: stock-based compensation; amortization of intangible assets; impairment of goodwill, intangible assets and long-lived assets; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and the re-measurement of certain deferred tax assets. Adjusted diluted net income per common share includes the adjustment for shares resulting from the elimination of stock-based compensation. Management believes that adjusted net income and adjusted diluted net income per common share provide investors with additional useful information to measure the company's financial performance, particularly with respect to changes in performance from period to period, because these measures are exclusive of (i) certain non-cash expenses (such as stock-based compensation, amortization of intangible assets, and the impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company's core results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs). Management also uses adjusted net income and adjusted diluted net income per common share for this purpose. Adjusted net income and adjusted diluted net income per common share are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The limitations of adjusted net income and adjusted diluted net income per common share are that, similar to adjusted OIBDA, they do not include certain costs, and the terms "adjusted net income" and "adjusted diluted net income per common share" do not have standardized meanings. Therefore, other companies may use the same or similarly named measures but exclude different items or use different computations, which may not provide investors a comparable view of the company's performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measures, net income and diluted net income per common share, directly ahead of adjusted net income and adjusted diluted net income per common share within its financial press releases and by providing a reconciliation of adjusted net income that shows and describes the adjustments made. A reconciliation of adjusted net income to net income, its most comparable GAAP measure, is provided in the accompanying tables.

(3) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and cash received for litigation or dispute settlement gains, and plus the excess tax benefits from equity awards, cash paid for restructuring and other exit costs, cash paid for litigation or dispute settlement charges, and cash paid for transaction-related costs. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company's operating cash flows after investing in capital assets and prior to cash paid for restructuring and other exit costs, cash paid or received for litigation or dispute settlement charges or gains, and cash paid for transaction-related costs. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company's ability to pay its quarterly dividend, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term "free cash flow" does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company's performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(4) Consumer orders are orders delivered during the period that originated in the U.S. and Canada, primarily from the www.ftd.com and www.ftd.ca websites and the 1-800-SEND-FTD telephone number, and in the U.K. and the Republic of Ireland, primarily from the www.interflora.co.uk and www.interflora.ie websites and various telephone numbers. The number of consumer orders is not adjusted for non-delivered orders that are refunded after the scheduled delivery. Orders originating with a florist or other retail location for delivery to consumers are not included.

Average order value represents the average U.S. Dollar amount received for consumer orders delivered during a period. This average U.S. Dollar amount is determined after translating the local currency amounts received for orders delivered principally in the U.K. and the Republic of Ireland into U.S. Dollars. Average order value includes merchandise revenues and shipping and service fees paid by the consumer, less discounts and refunds (net of refund-related fees charged to floral network members).

(5) A pay account is defined as a member who has paid for a subscription to a Content & Media or Communications service, and whose subscription has not terminated or expired. A subscription provides the member with access to our service for a specific term (for example, a month or a year) and may be renewed upon the expiration of each term. One-time purchases of our services, such as Memory Lane's one-day All-Access Pass, are not considered subscriptions and thus, are not included in the pay accounts metric. A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts. At any point in time, our pay account base includes a number of accounts receiving a free period of service as either a promotion or retention tool and a number of accounts that have notified us that they are terminating their service but whose service remains in effect.

Content & Media segment active accounts are defined as the sum of all pay accounts as of the date presented; the monthly average for the period of all free accounts who have visited the company's domestic or international online nostalgia websites (excluding The Names Database) at least once during the period; and the monthly average for the period of all online loyalty marketing members who have earned or redeemed points during such period. Communications segment active accounts include all Communications segment pay accounts as of the date presented combined with the number of free Internet access and email accounts that logged on to the company's services at least once during the preceding 31 days.

(6) ARPU is calculated by dividing services revenues generated from the pay accounts of our Content & Media or Communications segment, as applicable, for a period (after translation into U.S. Dollars) by the average number of segment pay accounts for that period, divided by the number of months in that period.

(7) Churn is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for that period, divided by the number of months in that period.

About United Online®:

United Online, Inc. (Nasdaq: UNTD), through its operating subsidiaries, is a leading provider of consumer products and services over the Internet, where their respective brands have attracted a large online audience that includes more than 55 million registered accounts. The company's FTD segment provides floral and related products and services (FTD and Interflora) for consumers and retail florists, as well as other retail locations offering floral and related products and services. The company's Content & Media segment provides online nostalgia products and services (Memory Lane, Classmates, StayFriends, and Trombi) and online loyalty marketing services (MyPoints). Its primary Communications segment service is Internet access (NetZero and Juno).

Cautionary Information Regarding Forward-Looking Statements:

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about future financial performance; revenues; operating expenses; operating income; capital expenditures; depreciation and amortization; stock-based compensation; and planned business initiatives, products, services and features. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: risks associated with the launch or commercialization of new products, services or features or the success of new business models; the severity and duration of current economic conditions; the effect of competition; risks associated with litigation and governmental regulations or investigations, including reviews of business practices such as marketing, billing, renewal, and post-transaction sales practices; the company’s inability to maintain or increase the number of free and pay accounts, visitors to its websites, and members of the floral network; risks associated with the procurement of goods and services; problems associated with the company’s operations, systems or technologies; changes in marketing conditions and laws; the company’s inability to maintain or increase its advertising revenues; the company’s inability to enforce or defend its ownership and use of intellectual property; financial market risk resulting from fluctuations in foreign currency exchange rates, particularly the British Pound and Euro; changes in stock-based compensation due to future equity issuances or other reasons; changes in amortization or depreciation due to a variety of factors; potential write down, reserve against or impairment of assets including receivables, goodwill, intangible assets or other assets; changes in the floral industry; the company’s inability to retain key customers, vendors and personnel; the company’s inability to achieve the expected benefits of its reductions-in-force or any other cost-reduction initiatives; that the company will incur restructuring and other exit costs; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits; the impact of, and restrictions associated with, the company’s indebtedness; as well as the risk factors disclosed in the company’s filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, the company undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Revenues:
Products	$115,037	$109,817	$472,749	$434,035
Services	102,884	122,784	424,936	486,518
Total revenues	217,921	232,601	897,685	920,553
Operating expenses:
Cost of revenues-products(a)	85,410	83,164	351,946	327,963
Cost of revenues-services(a)	23,505	26,000	92,538	101,688
Sales and marketing(a)	36,499	41,939	166,760	175,865
Technology and development(a)	11,892	13,052	51,068	55,381
General and administrative(a)	24,474	27,465	104,939	112,041
Amortization of intangible assets	7,541	7,812	30,455	32,110
Restructuring and other exit costs	4,926	1,754	5,677	2,815
Total operating expenses	194,247	201,186	803,383	807,863

Operating income	23,674	31,415	94,302	112,690

Interest income	396	414	1,536	1,673
Interest expense	(3,511)	(5,966)	(23,075)	(24,900)
Other income, net	426	357	2,643	452

Income before income taxes	20,985	26,220	75,406	89,915
Provision for income taxes	8,120	9,870	23,676	36,228
Net income	$12,865	$16,350	$51,730	$53,687
Income allocated to participating securities	(392)	(863)	(1,993)	(3,233)
Net income attributable to common stockholders	$12,473	$15,487	$49,737	$50,454

Basic net income per common share	$0.14	$0.18	$0.56	$0.58
Shares used to calculate basic net income per common share	89,192	86,280	88,478	86,429
Diluted net income per common share	$0.14	$0.18	$0.56	$0.58
Shares used to calculate diluted net income per common share	89,251	86,848	88,631	87,062

Shares outstanding at end of period	89,423	86,745	89,423	86,745

(a) Stock-based compensation was allocated as follows:
Cost of revenues-products	$9	$4	$46	$41
Cost of revenues-services	71	76	354	502
Sales and marketing	562	778	2,329	3,957
Technology and development	465	559	2,159	3,109
General and administrative	2,592	4,713	12,325	19,434
Total stock-based compensation	$3,699	$6,130	$17,213	$27,043

UNITED ONLINE, INC.
Unaudited Reconciliations of Non-GAAP Financial Measures
(in thousands)

Unaudited Reconciliation of Operating Income to Adjusted OIBDA(1)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Operating income	$23,674	$31,415	$94,302	$112,690
Depreciation	6,736	6,244	25,854	26,412
Amortization of intangible assets	7,860	7,898	31,506	32,233
Operating income before depreciation and amortization	38,270	45,557	151,662	171,335
Stock-based compensation	3,699	6,130	17,213	27,043
Restructuring and other exit costs	4,926	1,754	5,677	2,815
Litigation or dispute settlement charges	75	-	2,999	1,367
Transaction-related costs	-	-	-	1,989
Adjusted OIBDA	$46,970	$53,441	$177,551	$204,549

Unaudited Reconciliation of Segment Income from Operations to Segment Adjusted OIBDA(1)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

FTD:
Segment income from operations	$19,879	$18,316	$78,660	$70,198
Stock-based compensation	983	770	3,878	3,193
Restructuring and other exit costs	876	422	876	1,574
Litigation or dispute settlement charges	75	-	75	400
Segment adjusted OIBDA	$21,813	$19,508	$83,489	$75,365

Content & Media:
Segment income from operations	$12,593	$15,820	$43,450	$56,618
Stock-based compensation	650	1,222	3,301	4,793
Restructuring and other exit costs (benefits)	1,616	-	1,616	(91)
Litigation or dispute settlement charges	-	-	2,924	967
Segment adjusted OIBDA	$14,859	$17,042	$51,291	$62,287

Communications:
Segment income from operations	$14,084	$18,583	$61,196	$77,092
Stock-based compensation	601	1,326	2,493	6,773
Restructuring and other exit costs	648	1,332	1,399	1,332
Segment adjusted OIBDA	$15,333	$21,241	$65,088	$85,197

Unallocated corporate expenses(a)	$(5,035)	$(4,350)	$(22,317)	$(18,300)

Consolidated adjusted OIBDA	$46,970	$53,441	$177,551	$204,549

(a) Effective the first quarter of 2011, the company modified its segment reporting to separately report unallocated corporate expenses. Historically, such expenses were fully allocated to the company's reportable segments.

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Income to Adjusted Net Income(2)
(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net income	$12,865	$16,350	$51,730	$53,687
Income allocated to participating securities	(392)	(863)	(1,993)	(3,233)
Net income attributable to common stockholders	12,473	15,487	49,737	50,454

Adjustments:
Stock-based compensation	3,699	6,130	17,213	27,043
Amortization of intangible assets	7,860	7,898	31,506	32,233
Restructuring and other exit costs	4,926	1,754	5,677	2,815
Litigation or dispute settlement charges	75	-	2,999	1,117
Transaction-related costs(a)	-	-	6,078	1,989
	29,033	31,269	113,210	115,651

Income tax effect of adjusting entries	(6,323)	(4,786)	(21,353)	(19,659)
Adjusted net income attributable to common stockholders	$22,710	$26,483	$91,857	$95,992

GAAP net income per common share:
Basic net income per common share	$0.14	$0.18	$0.56	$0.58
Shares used to calculate basic net income per common share	89,192	86,280	88,478	86,429
Diluted net income per common share	$0.14	$0.18	$0.56	$0.58
Shares used to calculate diluted net income per common share	89,251	86,848	88,631	87,062

Adjusted net income per common share:
Adjusted basic net income per common share	$0.25	$0.31	$1.04	$1.11
Shares used to calculate adjusted basic net income per common share	89,192	86,280	88,478	86,429
Adjusted diluted net income per common share	$0.25	$0.30	$1.03	$1.10
Shares used to calculate adjusted diluted net income per common share	89,449	86,903	88,788	87,155

(a) Includes a $6.1 million loss on extinguishment recorded in the quarter ended June 30, 2011 in connection with the refinancing of FTD's credit facilities and a $2.0 million charge recorded in the quarter ended March 31, 2010 related to a potential transaction that failed to consummate.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2011	2010

ASSETS
Cash and cash equivalents	$136,105	$100,264
Accounts receivable, net	43,177	49,797
Deferred tax assets, net	15,587	14,200
Property and equipment, net	62,460	63,893
Goodwill and intangible assets, net	693,279	722,184
Other assets	45,749	41,820
Total assets	$996,357	$992,158

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$64,649	$71,659
Accrued liabilities	54,850	48,881
Member redemption liability	22,453	24,866
Deferred revenue	57,915	74,694
Debt, net of discounts	261,124	258,084
Deferred tax liabilities, net	44,098	42,677
Other liabilities	11,133	16,816
Total liabilities	516,222	537,677

Stockholders' equity	480,135	454,481

Total liabilities and stockholders' equity	$996,357	$992,158

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,865	$16,350	$51,730	$53,687
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	18,295	20,272	74,573	85,688
Provision for doubtful accounts receivable	1,014	1,379	2,808	5,449
Accretion of discounts and amortization of debt issue costs	203	1,109	1,484	4,446
Loss on extinguishment of debt	-	-	6,078	-
Deferred taxes and other	455	4,742	(503)	628
Tax shortfalls from equity awards	(568)	131	(711)	(390)
Excess tax benefits from equity awards	-	(657)	(265)	(1,099)
Change in operating assets and liabilities:
Accounts receivable	(6,081)	(6,128)	3,736	286
Other assets	(8,003)	(8,151)	(3,100)	(871)
Accounts payable and accrued liabilities	26,063	20,422	(370)	(82)
Member redemption liability	(344)	791	(2,412)	(890)
Deferred revenue	(4,667)	(345)	(16,322)	(1,969)
Other liabilities	151	(1,533)	(5,609)	(1,080)
Net cash provided by operating activities	39,383	48,382	111,117	143,803

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,341)	(8,205)	(24,552)	(27,269)
Purchases of rights, content and intellectual property	(408)	(2,517)	(3,313)	(4,722)
Proceeds from sales of investments	403	-	403	-
Proceeds from sales of assets, net	-	16	221	235
Net cash used for investing activities	(5,346)	(10,706)	(27,241)	(31,756)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan	-	-	261,325	-
Payments on term loans	(662)	(20,000)	(265,950)	(74,819)
Payments for debt issue costs	-	-	(778)	-
Proceeds from exercises of stock options	4	1,444	37	1,698
Proceeds from employee stock purchase plans	1,558	1,828	3,907	4,440
Repurchases of common stock	(764)	(1,440)	(7,743)	(20,565)
Dividends and dividend equivalents paid on outstanding shares and restricted stock units	(9,267)	(9,162)	(37,213)	(36,966)
Excess tax benefits from equity awards	-	657	265	1,099
Net cash used for financing activities	(9,131)	(26,673)	(46,150)	(125,113)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(1,643)	(419)	(1,885)	(2,179)

Change in cash and cash equivalents	23,263	10,584	35,841	(15,245)
Cash and cash equivalents, beginning of period	112,842	89,680	100,264	115,509
Cash and cash equivalents, end of period	$136,105	$100,264	$136,105	$100,264

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(3)
(in thousands)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net cash provided by operating activities	$39,383	$48,382	$111,117	$143,803
Adjustments:
Capital expenditures	(5,341)	(8,205)	(24,552)	(27,269)
Excess tax benefits from equity awards	-	657	265	1,099
Cash paid for restructuring and other exit costs	886	380	2,923	1,543
Cash paid for litigation or dispute settlement charges	320	-	247	1,102
Cash paid for transaction-related costs	-	-	-	1,994
Free cash flow	$35,248	$41,214	$90,000	$122,272

UNITED ONLINE, INC.
Unaudited Segment Information
(in thousands)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2011	2010(a)	2011	2010(a)

FTD
Revenues:
Products	$114,520	$109,817	$471,885	$434,035
Services	28,784	30,220	115,342	119,641
Advertising	-	137	22	900
Total revenues	143,304	140,174	587,249	554,576

Operating expenses:
Cost of revenues	90,164	87,902	371,716	347,565
Sales and marketing	22,851	22,689	97,605	94,230
Technology and development	3,627	3,320	14,450	13,890
General and administrative	8,405	9,420	32,776	34,912
Amortization of intangible assets	6,275	6,280	25,188	26,008
Restructuring and other exit costs	876	422	876	1,574
Total operating expenses	132,198	130,033	542,611	518,179

Operating income	11,106	10,141	44,638	36,397

Depreciation	2,498	1,895	8,834	7,793
Amortization of intangible assets	6,275	6,280	25,188	26,008
Segment income from operations	19,879	18,316	78,660	70,198
Stock-based compensation	983	770	3,878	3,193
Restructuring and other exit costs	876	422	876	1,574
Litigation or dispute settlement charges	75	-	75	400
Segment adjusted OIBDA	$21,813	$19,508	$83,489	$75,365

Content & Media
Revenues:
Products	$517	$-	$864	$-
Services	28,388	33,687	123,992	134,055
Advertising	16,760	19,566	60,619	67,589
Total revenues	45,665	53,253	185,475	201,644

Operating expenses:
Cost of revenues	11,058	12,075	38,765	41,563
Sales and marketing	11,867	15,331	59,913	63,047
Technology and development	5,474	6,245	25,113	24,695
General and administrative	6,217	6,542	28,351	26,864
Amortization of intangible assets	1,052	1,270	4,358	5,054
Restructuring and other exit costs (benefits)	1,616	-	1,616	(91)
Total operating expenses	37,284	41,463	158,116	161,132

Operating income	8,381	11,790	27,359	40,512

Depreciation	2,841	2,674	10,682	10,929
Amortization of intangible assets	1,371	1,356	5,409	5,177
Segment income from operations	12,593	15,820	43,450	56,618
Stock-based compensation	650	1,222	3,301	4,793
Restructuring and other exit costs (benefits)	1,616	-	1,616	(91)
Litigation or dispute settlement charges	-	-	2,924	967
Segment adjusted OIBDA	$14,859	$17,042	$51,291	$62,287

Communications
Revenues:
Services	$22,621	$30,163	$100,770	$135,342
Advertising	6,674	9,545	25,762	31,811
Total revenues	29,295	39,708	126,532	167,153

Operating expenses:
Cost of revenues	7,825	9,426	34,637	41,185
Sales and marketing	1,992	4,214	10,179	20,746
Technology and development	2,791	3,487	11,505	16,796
General and administrative	3,301	4,244	13,818	17,204
Amortization of intangible assets	214	262	909	1,048
Restructuring and other exit costs	648	1,332	1,399	1,332
Total operating expenses	16,771	22,965	72,447	98,311

Operating income	12,524	16,743	54,085	68,842

Depreciation	1,346	1,578	6,202	7,202
Amortization of intangible assets	214	262	909	1,048
Segment income from operations	14,084	18,583	61,196	77,092
Stock-based compensation	601	1,326	2,493	6,773
Restructuring and other exit costs	648	1,332	1,399	1,332
Segment adjusted OIBDA	$15,333	$21,241	$65,088	$85,197

Total segment adjusted OIBDA	$52,005	$57,791	$199,868	$222,849

Reconciliation of segment revenues to consolidated revenues:
FTD	$143,304	$140,174	$587,249	$554,576
Content & Media	45,665	53,253	185,475	201,644
Communications	29,295	39,708	126,532	167,153
Intersegment eliminations	(343)	(534)	(1,571)	(2,820)
Consolidated revenues	$217,921	$232,601	$897,685	$920,553

Reconciliation of segment operating expenses to consolidated operating expenses:
FTD	$132,198	$130,033	$542,611	$518,179
Content & Media	37,284	41,463	158,116	161,132
Communications	16,771	22,965	72,447	98,311
Unallocated corporate expenses(a)	8,337	7,259	31,780	33,061
Intersegment eliminations	(343)	(534)	(1,571)	(2,820)
Consolidated operating expenses	$194,247	$201,186	$803,383	$807,863

Reconciliation of segment income from operations to consolidated operating income:
FTD	$19,879	$18,316	$78,660	$70,198
Content & Media	12,593	15,820	43,450	56,618
Communications	14,084	18,583	61,196	77,092
Total segment income from operations	46,556	52,719	183,306	203,908
Depreciation	(6,736)	(6,244)	(25,854)	(26,412)
Amortization of intangible assets	(7,860)	(7,898)	(31,506)	(32,233)
Unallocated corporate expenses, excluding depreciation(a)	(8,286)	(7,162)	(31,644)	(32,573)
Consolidated operating income	$23,674	$31,415	$94,302	$112,690

Reconciliation of segment adjusted OIBDA to consolidated adjusted OIBDA:
FTD adjusted OIBDA	$21,813	$19,508	$83,489	$75,365
Content & Media adjusted OIBDA	14,859	17,042	51,291	62,287
Communications adjusted OIBDA	15,333	21,241	65,088	85,197
Total segment adjusted OIBDA	52,005	57,791	199,868	222,849
Unallocated corporate expenses(a)	(5,035)	(4,350)	(22,317)	(18,300)
Consolidated adjusted OIBDA	$46,970	$53,441	$177,551	$204,549

(a) Effective the first quarter of 2011, the company modified its segment reporting to separately report unallocated corporate expenses. Historically, such expenses were fully allocated to the company's reportable segments.

UNITED ONLINE, INC.
Unaudited Selected Quarterly Historical Key Metrics (a)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010

Consolidated:
Revenues (in thousands)	$217,921	$182,694	$255,565	$241,505	$232,601

FTD:
Segment revenues (in thousands)	$143,304	$108,747	$176,299	$158,899	$140,174
% of consolidated revenues	66%	60%	69%	66%	60%

Consumer orders(4) (in thousands)	1,615	1,104	2,167	1,742	1,612
Average order value(4)	$62.31	$63.46	$60.45	$63.28	$60.43
Average foreign currency exchange rate: GBP to USD	1.57	1.61	1.63	1.61	1.58

Content & Media:
Segment revenues (in thousands)	$45,665	$44,070	$47,427	$48,313	$53,253
% of consolidated revenues	21%	24%	19%	20%	23%

Pay accounts(5) (in thousands)	3,484	3,780	4,007	4,260	4,499
Segment churn(7)	4.1%	3.9%	3.8%	3.9%	4.1%
ARPU(6)	$2.60	$2.64	$2.60	$2.47	$2.42
Segment active accounts(5) (in millions)	10.3	11.9	12.5	13.6	13.7
Currency exchange rate: EUR to USD	1.35	1.41	1.44	1.37	1.36

Communications:
Segment revenues (in thousands)	$29,295	$30,260	$32,279	$34,698	$39,708
% of consolidated revenues	13%	17%	13%	14%	17%

Pay accounts(5) (in thousands):
Access	535	577	622	675	732
Other	259	266	272	279	288
Total Communications pay accounts	794	843	894	954	1,020

Segment churn(7)	3.4%	3.4%	3.5%	3.8%	3.8%
ARPU(6)	$9.09	$9.14	$9.28	$9.33	$9.46
Segment active accounts(5) (in millions)	1.5	1.6	1.7	1.7	1.8

(a) More information on the financial results for these quarters can be found in the company's filings with the Securities and Exchange Commission.

CONTACT:
United Online, Inc.
Investors:
David Bigelow
818-287-3560
dbigelow@corp.untd.com
or
Press:
Scott Matulis
818-287-3388
pr@untd.com